Exhibit 99.3

WINDOW WASHER

Open on Chip in his cubicle at Midwest Airlines. There’s a picture of his family at Disneyland on his desk. We hear his inner voice talking.

CHIP: What am I gonna do? I’ve got a family to feed.”

Dream sequence opens on an office. One of the office workers hangs up the phone and starts xeroxing a document. He looks up and sees Chip outside the window.

MAN: Hey uh, Amy?

He gets the attention of his co-worker, who turns, sees Chip and screams.

MAN: It’s okay. Nobody panic. It’s just a big cookie.

AMY: Well, what is he doing out there?

MAN: I think he’s washing our windows.

Amy gets on the phone and calls security.

AMY: Security. There is a giant cookie outside our window.

Cut back to Chip in his office. He lets out a deep sigh and shakes his head.

SUPER: savethecookie.com